BlackRock Enhanced Government Fund, Inc. PO Box 43131 Providence, RI 02940-3131 EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope VIRTUAL MEETING at the following Website: https://meetnow.global/MFLZMQN on March 18, 2025 at 10:00 a.m. Eastern Time To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. [GRAPHIC APPEARS HERE] [GRAPHIC APPEARS HERE] Please detach at perforation before mailing. PROXY CARD BLACKROCK ENHANCED GOVERNMENT FUND, INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 18, 2025 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John Perlowski and Jay M. Fife, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of BlackRock Enhanced Government Fund, Inc. (“EGF” or the “Target Fund”) that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Target Fund, to be held on March 18, 2025, at 10:00 a.m. (Eastern time) (the “Special Meeting”), and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned as if personally present at the Special Meeting. The Special Meeting will be held in a virtual meeting format only, at the following Website: https://meetnow.global/MFLZMQN. To attend and participate in the virtual Special Meeting, enter the 14-digit control number from the shaded box on this card. The validity of this proxy is governed by Maryland law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Special Meeting. The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 EGF_34360_020725 [GRAPHIC APPEARS HERE]xxxxxxxxxxxxxx    code

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

BlackRock Enhanced Government Fund, Inc.

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on March 18, 2025.
The Joint Proxy Statement/Prospectus for this meeting is available at:
https://www.proxy-direct.com/blk-34360**

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS OF THE TARGET FUND RECOMMENDS VOTING "FOR" THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: [X]

A Proposal

	FOR	AGAINST	ABSTAIN
1. Shareholders of EGF are being asked to vote on a proposal to approve an Agreement and Plan of Reorganization between EGF and BlackRock Income Trust, Inc. (NYSE Ticker: BKT) ("the "Acquiring Fund" and together with EGF, the "Funds") and the transactions contemplated therein, including the acquisition by the Acquiring Fund of substantially all of EGF's assets and the assumption by the Acquiring Fund of substantially all of EGF's liabilities in exchange solely for newly issued shares of the Acquiring Fund, which shall constitute the sole consideration to be distributed or paid to the shareholders (although cash may be distributed in lieu of fractional shares).	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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